Exhibit 10.2
THIRD AMENDMENT TO CONSTRUCTION-TERM LOAN AGREEMENT
This Third Amendment to Construction-Term Loan Agreement (“Agreement”) is made this 1st day of September, 2010, between MLIC Asset Holdings LLC, successor-in-interest to Outsource Services Management, LLC, successor in interest to the Federal Deposit Insurance Corporation as Receiver of BankFirst (“Lender”) and Iowa Renewable Energy, LLC (“Borrower”).
THE PARTIES AGREE TO THE FOLLOWING REPRESENTATIONS AND PROMISES:
1. EXISTING DEBT
1.1
The Borrower borrowed money from BankFirst, a South Dakota state Bank (“BankFirst”) and, in consideration thereof, delivered to BankFirst a Promissory Note, dated October 26, 2006, in the original principal amount of $34,715,000.00 (the “Note”). The Note is governed by the terms of that certain Construction-Term Loan Agreement, dated October 26, 2006 between the Borrower and BankFirst, as amended on December 12, 2006 and March 12, 2008 (collectively, the “Loan Agreement”). This Agreement is a supplement to the Loan Agreement and any reference herein to the Agreement shall be deemed to include the Loan Agreement. The Borrower is engaged in business and the Note is for business purposes.

1.2.
As security for the Note, the Borrower granted security interests, mortgages, liens or other interests in the Borrower’s property (hereinafter referred to with all other property of the Borrower securing the obligations owed to the Lender as the “Collateral”) pursuant to those certain loan documents described on the attached Schedule 1.2 (hereinafter collectively referred to as the “Collateral Documents” and sometimes hereinafter collectively referred to with the Note and the Loan Agreement as the “Loan Documents”).

1.3.
BankFirst sold certain participation interests in the loan evidenced by the Note (the “Participations”) to the Lender and certain other financial institutions, (collectively, the “Participants”). BankFirst was closed by the South Dakota Department of Banking and the Federal Deposit Insurance Corporation was appointed as Receiver of BankFirst. The Federal Deposit Insurance Corporation as Receiver of BankFirst assigned all of its loan servicing rights, including rights under the Participations to Outsource Services Management, LLC (“OSM”). The Participants (i) requested that OSM resign as the lender, nominee and paying agent for all of the Participants under the Participations and (ii) appointed the Lender to replace OSM under the Participations. The Lender is now the owner and holder of the Loan Documents.

1.4.
As of September 1, 2010, there was due and owing on the Note the principal balance of $27,142,668.29, interest in the amount of $81,804.99, totaling $27,224,473.28, plus interest continuing to accrue on the unpaid principal balance in the amount of $2,638.87 per day.

1.5.
The Borrower is liable to the Lender on the Note. The Note is in default, due to, without limitation, the Borrower’s failure to maintain those certain financial ratios set forth in Sections 5.02 (n) through (p) of the Loan Agreement (the “Existing Defaults”).

1.6.
The Borrower has requested, among other things, that the Lender (i) forbear from exercising its remedies with regard to the Existing Defaults, (ii) modify payment terms and interest rates under the Note, and (iii) release certain funds from the Debt Service Reserve.

1.7.
THE BORROWER WAIVES ANY RIGHT TO REQUIRE THE LENDER TO PURSUE ANY REMEDY OR PARTICULAR COLLATERAL IN ANY ORDER. THE BORROWER ALSO WAIVES ALL LEGAL OR EQUITABLE DEFENSES TO (INCLUDING ANY RIGHT OF SETOFF, RECOUPMENT OR COUNTERCLAIM) AND ANY DEFECTS IN THE LOAN DOCUMENTS. THIS AGREEMENT DOES NOT CONSTITUTE A NOVATION AND DOES NOT DISCHARGE THE BORROWER’S OBLIGATIONS UNDER THE LOAN DOCUMENTS EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

1.8.	The Lender and Participants have made no commitment to (i) loan money to or (ii) enter into any kind of financial accommodation with the Borrower except as expressly provided in this Agreement.
1.9.
Nothing in the Agreement shall modify, release or discharge the obligations of the Borrower, any guarantor or any other person or entity under the Loan Documents and the Lender expressly reserves all such rights. Any forbearance by the Lender to the Borrower, any guarantor or any other person or entity shall not modify the Borrower’s obligations to the Lender under the Loan Documents or this Agreement.

2. FORBEARANCE
2.1.
If all of the following conditions precedent are satisfied by September 1, 2010, without default, the Lender shall (i) forbear until February 1, 2011 (the “Termination Date”) from exercising its remedies with regard to the Existing Defaults, (ii) modify payment terms and interest rates under the Note, and (iii) release certain funds from the Debt Service Reserve,

2.1.1.	The Borrower shall have executed this Agreement and all other documents required to be executed by it pursuant to this Agreement.
2.1.2.	Contemporaneous with the execution of this Agreement, the Borrower shall execute and deliver to the Lender a modification of the Note in the form attached and marked as Exhibit 2.1.2.
2.1.3.	The Lender’s board of directors and the other Participants shall have approved of this Agreement in a form satisfactory to the Lender.
2.1.4.	The Borrower shall have paid to the Lender by wire transfer the accrued but unpaid interest that was due on the Note as of September 1, 2010, in the amount of $81,804.99.
2.1.5.	The Borrower shall have paid to the Lender by wire transfer a nonrefundable closing fee in the amount of One Hundred Thousand Dollars ($100,000.00).
2.1.6.
The Borrower shall have delivered to the Lender an Assignment of its Management Services Agreement that it entered into with WMG Services LLC dated as of January 27, 2010, in the form attached and marked as Exhibit 2.1.6.

2.1.7.	Except for those matters to which the Lender has agreed or waived, there shall have been no material change in the business or financial condition of the Borrower since June 30, 2010.

2.1.8.
The Borrower shall have delivered to the Lender a copy, duly certified as of the date of this Agreement by its manager of (i) the resolutions of its members authorizing the execution and delivery of this Agreement and each other document required hereunder to be executed by it, (ii) a certificate of the name(s) of the person(s) authorized to sign this Agreement and such other documents on its behalf, and all other documents and certificates of it to be delivered hereunder, together with the true signatures(s) of such person(s), (iii) all documents evidencing other necessary limited liability company action, and (iv) all approvals or consents required, if any, with respect to this Agreement and the other documents required to be executed by it.

2.1.9.
The Borrower shall have furnished to the Lender the favorable written opinion of its legal counsel dated as of the execution of this Loan Agreement, and in a form and substance satisfactory to the Bank and its counsel, to the effect that:

(a)
The Borrower is a limited liability company duly organized and validly existing under the laws of the State of Iowa and is duly qualified to do business in such states and each other foreign jurisdiction in which the nature of its activities or the character of its properties makes such qualification necessary.

(b)
The Borrower has requisite power and authority to execute and deliver this Agreement and the documents provided for hereunder and to perform its obligations under this Agreement and the Loan Documents.

(c)
The execution, delivery and performance by the Borrower of this Agreement and the other documents provided for hereunder (a) have been duly authorized by all requisite limited liability company action and (b) will not violate (i) the Borrower’s articles of organization or operating agreement, or any law or regulation of the State of Iowa, or, (ii) any note, indenture, mortgage, lease or other agreement to which the Borrower is a party or by which it is bound.

(d)
There is no action, suit or proceeding at law or in equity or by or before any governmental, municipal or other agency now pending or to the best knowledge of such counsel threatened against or affecting the Borrower or any property or rights of the Borrower that, if adversely determined, would materially impair the ability of the Borrower to carry on its business substantially as now conducted.

(e)
This Agreement and the other documents provided for hereunder have been duly executed and constitute the valid, legal and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally.

(f)
No authorization, consent or approval or other action by and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the documents provided for hereunder.

2.2.	Upon satisfaction in full of all the conditions precedent set-out in Section 2.1 above:
(a)
The Lender shall forbear until the Termination Date (February 1, 2011) from exercising its remedies under the Loan Documents with regard to the Existing Defaults provided that the Borrower remains in compliance with all of the terms and conditions of this Agreement and the Loan Documents (except for the Existing Defaults).

(b)	The Lender shall waive until the Termination Date, the Borrower’s- compliance with Sections 5.02(n)-(q) of the Loan Agreement.
(c)	The Lender shall debit interest payments from the Debt Service Reserve in accordance with the terms and conditions set forth in Section 2.4 below.
(d)	The Note shall be deemed to be modified pursuant to Exhibit 2.1.2.
(e)	The Loan Agreement shall be deemed to be modified pursuant to Section 2.5 below.

IF THE BORROWER FAILS TO PERFORM ALL THE CONDITIONS PRECEDENT SET OUT IN SECTION 2.1 ABOVE WITHOUT DEFAULT, THIS SECTION 2.2 AND SECTIONS 2.4 THROUGH 2.5 BELOW SHALL BE VOID AND WITHOUT EFFECT AND THE LENDER SHALL HAVE THE RIGHT TO IMMEDIATELY PROCEED WITHOUT NOTICE OR DEMAND WITH ALL REMEDIES AVAILABLE TO IT UNDER THE LOAN DOCUMENTS AND THIS AGREEMENT.

2.3.
During the term of this Agreement, the Borrower shall comply with and not be in default (except for the Existing Defaults) of any term or condition of any of the Loan Documents, including without limitation, the affirmative and negative covenants contained in the Loan Agreement.

2.4.
Commencing on September 1, 2010, and thereafter on the first day of each month thereafter, through and including February 1, 2011, the Lender shall, without any further notice to the Borrower, debit the Debt Service Reserve for the accrued interest due on the Note for the prior month.

2.5.
Upon satisfaction in full of all the conditions precedent set out in Section 2.1 above, Section 5.02 of the Loan Agreement shall be deemed to be modified to delete Section 5.01(i) and replace the following new Section 5.01(i):

(i)
Commencing on September 25, 2010, and within twenty (20) business days after the end of each month, a copy of the monthly financial statement of Borrower that shall include the balance sheet of Borrower as at the end of such month and related statements of income and expenses, statement of changes in financial position, a statement of changes in capital accounts and a statement of allocation of distribution of profits and losses of Borrower, all in reasonable detail, prepared in accordance with GAAP (or tax accounting reconciled to GAAP). Such statements shall be accompanied by a Covenant Compliance Certificate in the form of Exhibit C to the Loan Agreement.

And to add the following additional subparagraphs:
(u) The Borrower shall prepare and deliver to the Lender a rolling twelve month budget (the “Budget”) in the form attached and marked as Exhibit 2.5 which shall (i) begin on September 1, 2010 and (ii) be in a form and detail satisfactory to the Lender and include, without limitation, projections of the receipts, expenses and cash balances of the Borrower for each month of the following twelve months. The Budget shall be updated by the Borrower each month and be delivered to the Lender within five (5) business days following the end of each month.
(v) On or before 5:00 p.m. on each Monday, the Borrower shall deliver to the Lender, in a form and content detail satisfactory to the Lender, a 13-week cash flow projection in the form attached and marked as Exhibit 2.5(v). It is the intent of the Lender that the 13 week cash flow projection will be updated each week to account for any variances in the Borrower’s income and expenses from the prior week.
(w) Commencing October 1, 2010, the Borrower shall pay that percentage of its monthly earnings before interest, taxes, depreciation and amortization and less monthly principal and interest payments on the Note (“Adjusted monthly EBITDA”) as shown on the Borrower’s monthly financial statements into the Debt Service Reserve on or before the first day of the following month based upon percentages shown on the table below. Such payments shall continue until such time as the amounts debited from the Debt Service Reserve pursuant to Section 2.4 above have been replenished.

Adjusted monthly EBITDA	Amount of Cash Flow Sweep
$0 to greater than or equal to $150,000	5% of adjusted EBITDA
$150,000 to greater than or equal to $350,000	7% of adjusted EBITDA
$350,000 to greater than or equal to $550,000	10% of adjusted EBITDA
$550,000 to greater than or equal to $750,000	15% of adjusted EBITDA
Greater than $750,000	25% of adjusted EBITDA
(x) Within twenty (20) business days after the end of each month the Borrower shall provide the Lender with a Sources and Uses Statement in a form and content acceptable to the Lender in its sole discretion.
(y) The Borrower shall not make any disbursements or withdrawals without the express consent of the Lender.
(z) The Borrower shall maintain at all times a minimum Tangible Net Worth of not less than Eight Million Dollars, ($8,000,000.00). As used herein “Tangible Net Worth” shall mean unit holders’ equity less any assets representing amounts or obligations due from employees, unit holders, insiders and any intangible assets and subordinated debt.
Intangible Assets are those assets without physical substance which are classified as having value by carrying such value on the balance sheet of the entity claiming such value. Intangible assets include, but are not limited to, goodwill, patents, trademarks, organizational costs, copyrights, franchise rights, territory rights, licenses, memberships, exploration rights, processes, and designs.
3. REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lender:
3.1.
The financial statements of Borrower submitted with their 10Q filing with the Security Exchange Commission are complete and correct and fairly present the financial conditions of the Borrower as of the date of such financial statements. Since the date of such financial statements, there has been no material adverse change in the financial conditions of the Borrower.

3.2.
Except as otherwise disclosed in writing to the Lender prior to the execution of this Agreement, there are no actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened against or affecting the Borrower which could result in any material adverse change in the Borrower’s properties or assets.

3.3.
The Borrower has filed or caused to be filed all federal, state and local tax returns and all other governmental reports which are required to be filed and the same are true and correct. All taxes and fees shown on such returns and reports have been paid to the extent that they have become due.

3.4.
Except as otherwise disclosed in writing to the Lender prior to the execution of this Agreement, the Borrower is not in default with respect to any of the Borrower’s existing indebtedness, obligations or liabilities.

3.5.
This Agreement, the Loan Documents, and any documents and instruments required of the Borrower by this Agreement are, or when executed and delivered will be, valid, binding and enforceable in accordance with their respective terms.

3.6.
No representation or warranty of the Borrower contained in this Agreement or in any statement, instrument or other document furnished by the Borrower pursuant to this Agreement or prior to this Agreement contains any untrue statement of material fact or omits to state any material fact.

3.7.
To the Borrower’s knowledge, with respect to the Real Estate, no reasonable basis exists for the possible imposition of liability for clean-up, removal or other environmental remedial response under any federal laws, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U. S.C. Sections 9601-9675, as amended, and the regulations promulgated thereunder, or any state or local laws governing clean-up, remediation or removal of wastes.

ADDITIONAL PROVISIONS CONCERNING COLLATERAL
4.1.	All the Collateral secures all obligations of the Borrower to the Lender, whether under the Loan Documents, this Agreement or otherwise.
4.2.
The Borrower shall defend the Collateral against all claims adverse to the interests of the Lender and represents that there are no such claims except as otherwise disclosed in writing to the Lender prior to the execution of this Agreement.

4.3.
Upon forty-eight (48) hours notice, the Lender shall have the right to enter upon any premises where any of the Collateral, or the records with respect thereto, are located. At such times the Lender shall have the right to inspect, verify and photocopy all such records and to inspect, appraise and document the Collateral. The Borrower hereby grants the Lender, its agents and employees, a license to enter upon all such premises for such purposes and otherwise ensuring compliance by the Borrower with this Agreement.

EVENTS OF DEFAULT
The failure of the Borrower to perform each and every obligation under this Agreement or the Loan Documents shall constitute a “Default”.
Upon a Default, the Lender may, in its sole discretion, exercise all of its legal and equitable rights and its rights under this Agreement and the Loan Documents, including without limitation, the right to recover reasonable attorney’s fees and legal expenses incurred by Lender in the enforcement of such rights and remedies. Any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Borrower until full payment of any deficiency has been made in cash. The exercise of any right by the Lender shall not estop Lender from pursuing any other right or remedy, either successively or concurrently.
6. MISCELLANEOUS
6.1.
The Borrower does hereby release and forever discharge the Lender, the other Participants, the prior holders of the Loan Documents and their officers, agents and employees, successors and assigns from all causes of action, suits, claims and demands of every kind and character, known or unknown, without limit, including any action in law or equity, which the Borrower has or may ever have had against the them, if the circumstances, or any part of the circumstances, giving rise to such cause of action, suit, claim or demand occurred prior to the date of this Agreement.

This Section shall survive payment of the Note or termination of this Agreement.
6.2.
Except as otherwise required by the Security Exchange Commission, the Borrower agrees that the terms and conditions of this Agreement will not be disclosed in any way to any person or persons, except to an attorney, accountant or similar professional working on behalf of the Borrower, without written authorization of the Lender, and the Borrower further agrees to advise any such professional that the terms and conditions of this Agreement are not to be disclosed by that professional. Disclosure of this Agreement to the Internal Revenue Service in conjunction with and in the filing of income tax returns on behalf of the parties is not a violation of this Agreement.

6.3.
The Borrower is legally responsible for any and all tax liabilities, whether federal or state, arising out of this Agreement or any other transactions with the Lender. The Borrower further acknowledges that the Lender, its officers, directors, employees and agents have made no representation to the Borrower with respect to any tax liability, in connection with or related to this Agreement, to induce the Borrower to execute this Agreement, or with respect to any tax liabilities arising out of this transaction.

6.4.	Time is of the essence for each provision of this Agreement in which time is an element.
6.5.
Acceptance of or acquiescence in any past or future course of performance under this Agreement, the Loan Documents shall neither modify their terms nor be relevant to their interpretation, even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

6.6.
No delay or failure of the Lender in exercising any right, power or privilege hereunder, or under the terms and provisions of the Loan Documents shall affect any such right, power or privilege; nor shall any single or partial exercise thereof preclude any further exercise of any other right, power or privilege. The rights and remedies of the Lender are cumulative and are not exclusive of any rights or remedies which the Lender would otherwise have.

6.7.	All representations, covenants and agreements of the Borrower herein shall survive this Agreement.
6.8.
The parties shall execute such documents as are necessary to make the Loan Documents and this Agreement effective. The Lender’s rights under this Agreement and such additional documents shall be in addition to Lender’s rights under the Loan Documents and not in substitution of such rights.

6.9.	If for any reason any provision of this Agreement shall be inoperative, the validity and effect of the other provisions shall not be affected thereby.
6.10.
This Agreement and the Loan Documents shall be construed under the laws of the State of Iowa. Any action to enforce the provisions of this Agreement or the Loan Documents, or arising from the actions of any party in connection herewith or therewith, shall be brought in the United States District Court for the Southern District of Iowa or in the Iowa District Court in Washington County, Iowa, except such action as may be necessary by the Lender to protect, preserve and realize its security interest in Collateral located in another jurisdiction. In the event there is any conflict between this Agreement and the Loan Documents in this regard, this Agreement shall control.

6.11.	All notices provided for in this Agreement shall be given in accordance with the terms of the Loan Agreement.
6.12.
The words and phrases contained in this Agreement, shall be construed as singular, plural, masculine, feminine or neuter according to the context in which such words and phrases appear. Unless otherwise defined, all words and phrases shall have the meaning given to them under the Loan Documents.

6.13.	This Agreement shall be binding upon and inure to the benefit of Borrower its successors. The Borrower shall not have the right to assign this Agreement or the Loan Documents.
6.14.	The Loan Documents and this Agreement may be assigned by the Lender and all rights and privileges of the Lender thereunder shall inure to the benefit of its successors and assigns.
6.15.
This Agreement and the Loan Documents are solely for the benefit of Lender and the Borrower and nothing contained in this Agreement or the Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender hereunder are imposed solely and exclusively for the benefit of Lender and no other person shall have standing to require satisfaction of such conditions in accordance with their terms and no other person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so. Borrower and Lender intend that the relationships created hereunder and under the Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender.

6.16.
Any notice hereunder to the Borrower or to the Lender shall be in writing and, if mailed, shall be deemed to be given when sent by registered or certified mail, postage prepaid, and addressed to the Borrower or the Lender at the addresses set forth below or at such other addresses as the Borrower or the Lender may, by written notice, designate as its address for purposes of notice hereunder.

The Lender:	MLIC Asset Holdings LLC
ATTN: Doug Gibson, Director
4500 Westown Parkway, Suite 330A
West Des Moines, IA 50266

Copy to:	G. Mark Rice
Whitfield & Eddy, PLC
317 Sixth Avenue, Suite 1200
Des Moines, IA 50309

To Borrower:	Iowa Renewable Energy, LLC
ATTN: William Pim
1701 E. 7th Street
P.O. Box 2
Washington, IA 52353

Copy to:	Richard K. Updegraff
Brown Winnick Law Firm
666 Grand Avenue, Suite 200 Ruan Center
Des Moines, IA 50309
6.17.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all together but one instrument.

6.18.	Headings to sections of this Agreement are descriptive only and are inserted for convenience and are not a part of this Agreement.

6.19.
Whitfield & Eddy, P.L.C., Attorneys at Law, is acting in this matter solely as attorneys for Lender; Brown Winnick Law Firm, Attorneys at Law, is acting in this matter as attorneys for Borrower. Borrower is not relying on the Lender or any attorney representing Lender for advice regarding the legal effect of this Agreement or Borrower’ obligations to the Lender.

6.20.
This Agreement contains the entire agreement of the parties, integrates all the terms and conditions mentioned in or incidental to this Agreement and supersedes all prior negotiations and writings with respect to this Agreement. No modification or waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by all the parties.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS, (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.
WE HAVE EACH READ THE FOREGOING AGREEMENT, UNDERSTAND ITS TERMS AND FREELY AND VOLUNTARILY SIGN THIS AGREEMENT ON THE DATE WRITTEN ABOVE.

BORROWER:			LENDER:

Iowa Renewable Energy, LLC			MLIC Asset Holdings LLC, a Delaware limited liability company

By:	/s/ Michael Bohannan		By:	Transmountain Land & Livestock Company,
	Name:	Michael Bohannan		a Montana corporation, its Manager
	Its:	President
			By:	/s/ Michael Wilson
				Name:	Michael Wilson
				Title:	Vice President